EXHIBIT 10.05(e)

FOURTH AMENDMENT AGREEMENT

This FOURTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 25th day of March, 2013, among:

(a)           CCOM GROUP, INC., a New York corporation, formerly known as Colonial Commercial Corp. (“CCOM”);

(b)           UNIVERSAL SUPPLY GROUP, INC., a New York corporation (“Universal”);

(c)           THE RAL SUPPLY GROUP, INC., a New York corporation (“RAL”);

(d)           S&A SUPPLY, INC., a New York corporation (“S&A” and, together with CCOM, Universal and RAL, collectively, “Borrowers” and, individually, each a “Borrower”); and

(e)           KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

WHEREAS, Borrowers and Lender are parties to that certain Credit and Security Agreement, dated as of October 18, 2011, that provides, among other things, for loans and letters of credit aggregating Fifteen Million Dollars ($15,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to that certain Certificate of Amendment of the Certificate of Incorporation of Colonial Commercial Corp., filed with the New York Secretary of State on July 23, 2012, Colonial Commercial Corp. was renamed CCOM Group, Inc.;

WHEREAS, Borrowers and Lender desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Lender agree as follows:

1.             Amendment the Credit Agreement.  The introductory paragraph of the Credit Agreement is hereby amended to delete subpart (a) therefrom and to insert in place thereof the following:

(a)           CCOM GROUP, INC., a New York corporation, formerly known as Colonial Commercial Corp. (“CCOM”);

2.             Amendment to Certain Provisions in the Credit Agreement.  Each reference to the term “Colonial” in the Credit Agreement is hereby replaced with the term “CCOM”.

3.             Retroactive Amendment to Definition of “Change in Control”.  The definition of “Change in Control” is hereby retroactively amended, effective as of February 15, 2013, to delete subpart (d) therefrom and to insert in place thereof the following:

(d)           if Michael Goldman shall cease to hold the position of Chief Executive Officer, or a similar or higher position of CCOM, and CCOM shall fail to hire a replacement consultant or Chief Executive Officer with technical expertise, experience and management skills, in the opinion of Lender, necessary for the successful management of CCOM; or

4.             Closing Deliveries.  Concurrently with the execution of this Amendment, Borrowers shall:

(a)           deliver to Lender a secretary’s certificate certifying the names of the officers of each Borrower authorized to sign the Loan Documents; and

(b)           pay all legal fees and expenses of Lender in connection with this Amendment.

5.             Representations and Warranties.  Borrowers hereby represent and warrant to Lender that (a) Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of Borrowers or any law applicable to Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrowers; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrowers are not aware of any claim or offset against, or defense or counterclaim to, Borrowers’ obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrowers in every respect, enforceable in accordance with its terms.

6.             Waiver and Release.  Borrowers, by signing below, hereby waive and release Lender, and its directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

7.             References to Credit Agreement and Ratification.  Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

8.             Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

9.             Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

10.            Severability.  Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

11.            Governing Law.  The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER.  BORROWERS AND LENDER, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS AND LENDER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

CCOM GROUP, INC.

By:
Michael Goldman
Chief Executive Officer

UNIVERSAL SUPPLY GROUP, INC.

By:
Peter Gasiewicz
President

THE RAL SUPPLY GROUP, INC.

By:
Peter Gasiewicz
Executive Vice President

S&A SUPPLY, INC.

By:
Peter Gasiewicz
President

KEYBANK NATIONAL ASSOCIATION

By:
Nadine M. Eames
Vice President